UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 10, 2014

STRATEX OIL & GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

860-417-2465
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Stratex Oil & Gas Holdings, Inc. (“we” or the “Company”) has entered into a Joint Development Agreement (“JDA”), dated as of April 11, 2014, by and among the Company, Eagleford Energy, Zavala Inc., a Nevada corporation (“EEZ”) and Quadrant Resources LLC, a Florida limited liability company (“Quadrant”).  Pursuant to the JDA, Quadrant has agreed, at its sole cost and expense, to drill three (3) wells and to rework five (5) wells to test the San Miguel formation (the “Phase I Work Program”) on an oil and gas lease covering 2,629 acres in Zavala County, Texas (the “Matthews Lease”).  Presently, each of Stratex and EEZ has the rights to an undivided fifty percent (50%) working interest in the Lease.  Capitalized terms not defined herein shall have the meaning ascribed to them in the JDA.

Under the terms of the JDA, Stratex shall serve as Operator and conduct the Phase I Work Program under the direction of Quadrant. Quadrant has undertaken to cause the Phase I Work Program to be completed by June 15, 2015.  Provided that Quadrant has satisfied certain conditions set forth in the JDA by that date, Quadrant shall have earned the right to receive a conveyance (the “Conveyance”) of an undivided fifty percent (50%) working interest in the Matthews Lease, but INSOFAR ONLY AS the Matthews Lease covers and includes the Surface-San Miguel Interval underlying such lands (the “Development Area”). At such point in time, EEZ and Stratex’ will each hold a twenty-five percent (25%) working interest in the Development Area.

With respect to seven (7) of the eight (8) Phase I Wells, the Company has the right to receive 16.66% of the revenues before Payout and 25.0% of the revenues after Payout. The Company will not be entitled to participate in any revenues derived from the reworking of the Matthews No. 3V Well.

The foregoing description of the JDA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 3.02       Unregistered Sales of Equity Securities.

From March 27, 2014 through April 10, 2014, we sold an aggregate of $3,145,000 in principal amount of our 12% Series A Senior Secured Convertible Promissory Notes (the “Notes”) to investors in a private offering. Such sales were in addition to the $6,842,650 of Notes previously sold by the Company as reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2014.

The Notes bear interest at the rate of 12% per annum payable quarterly in arrears, and all outstanding principal under the Notes is due and payable on February 11, 2016.  The Notes are secured by a first lien on substantially all of the Company’s assets.  Holders of the Notes have the option to convert outstanding principal and interest under the Notes into shares of the Company’s common stock at a conversion price of $0.30 per share. The Company may, at any time after the six month anniversary date of the issuance of the Notes, elect to redeem all or a portion of the Notes, provided, however, that if the Company elects to redeem the Notes prior to the one year anniversary date from the date of issuance, the Company will be required to deliver an amount of interest equal to what the holder of the Note would have received if such holder held the Note for a period of one year.  In connection with the recent sale of the Notes, the Company also issued to the participants in the private offering, warrants (the “Warrants”) exercisable to purchase up to an aggregate of 2,096,646 shares of our common stock at an exercise price of $0.30 per share.  The Warrants are immediately exercisable and expire five years following the date of their issuance.

In connection with the private offering of the Notes and Warrants, the Company has now received gross proceeds in the private offering totaling $9,987,650.  To date, we have paid our placement agent a fee of $407,765 and issued them Warrants exercisable for up to 1,359,233 shares of our common stock at an exercise price of $0.30. The issuance of the Notes and the Warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2014 we entered into a written employment agreement (the “Employment Agreement”) with Jeffrey B. Robinson, age 69, to serve as our Director of Field Operations.  The Employment Agreement provides that Mr. Robinson is to serve for an initial term of three (3) years at a base salary of $150,000 per year.  The Employment Agreement also provides that Mr. Robinson shall be entitled to receive a cash bonus for each year of employment with the Company in an amount to be determined by the Company’s Board of Directors, and that Mr. Robinson is entitled to the use of a Company automobile and reimbursement of certain health insurance expenses.  Pursuant to the Employment Agreement, we also granted Mr. Robinson a non-qualified common stock option (the “Stock Option”), exercisable to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.39 per share.  Below is a brief summary of certain other material terms of the Employment Agreement and Stock Option, copies of which are attached as Exhibit 10.2 and 10.3, respectively, to this Current Report and incorporated by reference herein.  Capitalized terms not defined herein shall have the meanings ascribed to them in either the Employment Agreement or the Stock Option.

Pursuant to the Employment Agreement, the Company may terminate Mr. Robinson’s employment with or without “Cause” and Mr. Robinson can resign with or without “Good Reason”.  In the event that we terminate Mr. Robinson with Cause or in the event Mr. Robinson resigns without Good Reason, then the Company shall be responsible to pay him the sum of any unpaid salary and bonuses through the effective date of termination.  In the event that we terminate Mr. Robinson without Cause or if he resigns for Good Reason, then the Company shall pay him, as severance pay, an amount equal to the sum of any unpaid salary through the date of termination, plus an amount equal to one year of his then current base salary.  The Employment Agreement also contains limitations on the disclosure of Confidential Information by Mr. Robinson, and contains provisions prohibiting Mr. Robinson from competing with the Company and/or soliciting our employees during the term of the Employment Agreement and for a period of one year thereafter.

The Stock Option provides that Mr. Robinson may, prior to April 11, 2019, exercise the Stock Option with respect to: (i) 500,000 Optioned Shares immediately, (ii) an additional 250,000 Optioned Shares commencing on April 11, 2015 and (iii) the remaining 250,000 shares commencing on April 11, 2016. Subject to the terms of the Employment Agreement, upon the termination of his employment with the Company, Mr. Robinson shall have the right to exercise the Stock Option only for the number of Optioned Shares that have vested as of that date.  Moreover, Mr. Robinson shall have a period of six months following the cessation of his employment with the Company to exercise the Stock Option for the number of Optioned Shares that had vested. The Stock Option provides for cashless exercise and certain “piggy-back” registration rights.

Item 8.01       Other Events.

On April 10, 2014, we accepted service of process from a group of seven plaintiffs who commenced litigation against Timothy Kelly, the former President and a director of the Company, for several of the same matters that are currently the subject of the Company’s current pending litigation against Mr. Kelly in Superior Court, Westchester County, New York (Case # 67528/2013). While the litigation was brought for alleged theft, conversion and other malfeasance by Mr. Kelly, the plaintiffs also named the Company as a defendant in the Complaint, seeking monetary damages from the Company under the theory of respondeat superior. The Company does not believe that it should be held responsible for Mr. Kelly’s alleged malfeasance and we intend to assert a cross claim against Mr. Kelly and to vigorously defend the Company in this matter. The matter, entitled Dana Klein, Gligor Tashkovich, Abraham Fischler, Neil Leve, Richard Scott Johnston, Jeff Shammah and Donald Clark v. Timothy Kelly and Stratex Oil & Gas Holdings, Inc. was brought in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward Court, Florida (Case #CACE14006762).

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Joint Development Agreement dated as of April 11, 2014, by and among the Company, Eagleford Energy, Zavala Inc. and Quadrant Resources LLC.
10.2	Employment Agreement dated as of April 11, 2014 between the Company and Jeffrey Robinson
10.3	Stock Option Agreement dated as of April 11, 2014 between the Company and Jeffrey Robinson
99.1	Stratex Oil & Gas Holdings, Inc., Press Release, issued April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: April 16, 2014	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer